UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2005

Commission File Number	Exact Name of Registrant as Specified in its Charter, Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.
1-16827	Premcor Inc. 1700 East Putnam Avenue, Suite 400 Old Greenwich, Connecticut 06870 (203) 698-7500	Delaware	43-1851087

1-11392	The Premcor Refining Group Inc. 1700 East Putnam Avenue, Suite 400 Old Greenwich, Connecticut 06870 (203) 698-7500	Delaware	43-1491230

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On August 8, 2005, Premcor Inc. issued a press release announcing that its indirect, wholly owned subsidiary, The Premcor Refining Group Inc. (“PRG”) has commenced a cash tender offer for any and all of its 7 3/4% Senior Subordinated Notes due 2012 (the “Notes”) and a consent solicitation to adopt certain proposed amendments to the indenture governing the Notes (the “Proposed Amendments”) that will eliminate or modify substantially all of the restrictive covenants applicable to these Notes. The tender offer and consent solicitation (together, the “Offer”) are being made upon the terms and subject to the conditions as described in PRG’s Offer to Purchase and Consent Solicitation Statement, dated August 8, 2005 (the “Statement”) and related Letter of Transmittal and Consent. The Offer will expire at 12:00 (midnight), Eastern time, on September 2, 2005, unless extended at the sole discretion of PRG or earlier terminated. PRG is making the Offer in connection with and it is contingent on the proposed merger (the “Merger”) between Valero Energy Corporation (“Valero”) and Premcor Inc.. A copy of the press release is furnished with this report as Exhibit 99.1.

Safe Harbor Statement

Statements contained in the exhibits to this report that state our expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could materially affect these forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Press release dated August 8, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Premcor Inc.
The Premcor Refining Group Inc.
(Co-Registrants)

/s/ Dennis R. Eichholz
Dennis R. Eichholz Senior Vice President and Controller

August 8, 2005

Exhibit Index

Exhibit No.	Description
99.1	Press release dated August 8, 2005